EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign one or more registration statements and any and all amendments (including post-effective amendments) and supplements relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of common stock of Cullen/Frost Bankers, Inc. (together with attached stock purchase rights) related to the acquisition of Summit Bancshares, Inc., granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ T.C. Frost T.C. Frost	Senior Chairman of the Board and Director	July 27, 2006

/s/ Richard W. Evans, Jr. Richard W. Evans, Jr.	Chairman of the Board and Director (Principal Executive Officer)	July 27, 2006

/s/ Phillip D. Green Phillip D. Green	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 27, 2006

/s/ R. Denny Alexander R. Denny Alexander	Director	July 27, 2006

/s/ Carlos Alvarez Carlos Alvarez	Director	July 27, 2006

/s/ Royce S. Caldwell Royce S. Caldwell	Director	July 27, 2006

/s/ Crawford H. Edwards Crawford H. Edwards	Director	July 27, 2006

Signature	Title	Date

/s/ Ruben M. Escobedo Ruben M. Escobedo	Director	July 27, 2006

/s/ Patrick B. Frost Patrick B. Frost	Director and President of The Frost National Bank	July 27, 2006

/s/ Karen E. Jennings Karen E. Jennings	Director	July 27, 2006

/s/ Richard M. Kleberg, III Richard M. Kleberg, III	Director	July 27, 2006

/s/ Robert S. McClane Robert S. McClane	Director	July 27, 2006

/s/ Ida Clement Steen Ida Clement Steen	Director	July 27, 2006

/s/ Horace Wilkins, Jr. Horace Wilkins, Jr.	Director	July 27, 2006